UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 13, 2007
Vector Group Ltd.
(Exact name of Registrant as specified in its charter)

Delaware	1-5759	65-0949535

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 S.E. Second Street, Miami, Florida		33131

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (305) 579-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-4.1 Indenture
EX-4.2 Pledge Agreement
EX-4.3 Security Agreement (Vector and U.S. Bank)
EX-4.4 Security Agreement (Liggett and Maple)
EX-4.5 Registration Rights Agreement
EX-4.6 Fifth Amendment
EX-4.7 Sixth Amendment
EX-99.1 Intercreditor Agreement
EX-99.2 Press Release

Item 1.01 Entry into a Material Definitive Agreement.
Indenture and Registration Rights Agreement
     On August 16, 2007, Vector Group Ltd. (the “Company”) completed the sale of $165.0 million of its 11% Senior Secured Notes due 2015 (the “Notes”) to Jefferies & Company, Inc. (the “Initial Purchaser”) in accordance with Rule 144A of the Securities Act of 1933, as amended. The Notes are governed by the terms of an Indenture, dated as of August 16, 2007 (the “Indenture”), between the Company, the subsidiary guarantors named therein (the “Subsidiary Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), a copy of which is attached hereto as Exhibit 4.1.
     The Company intends to use the net proceeds of the issuance for general corporate purposes which may include working capital requirements, the financing of capital expenditures, future acquisitions, the repayment or refinancing of outstanding indebtedness, payment of dividends and the repurchase of all or any part of its outstanding convertible notes.
     Interest on the Notes will be payable semi-annually on February 15 and August 15 of each year, commencing on February 15, 2008. The Notes will pay interest in cash at a rate of 11% per year. Interest on overdue principal and interest and liquidated damages, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the notes.
     The Notes mature on August 15, 2015. The Company may redeem some or all of the Notes at any time prior to August 15, 2011 at a make-whole redemption price. On or after August 15, 2011 the Company may redeem some or all of the Notes at a premium that will decrease over time, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date. At any time prior to August 15, 2010, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of certain equity offerings at 111% of the aggregate principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date.
     The Notes are and will be fully and unconditionally guaranteed on a joint and several basis by all of the domestic subsidiaries of the Company that are engaged in the conduct of the Company’s cigarette businesses. In addition, some of the guarantees are secured by second priority or first priority security interests in certain collateral of some of the subsidiary guarantors pursuant to security and pledge agreements attached hereto as Exhibits 4.2, 4.3 and 4.4. The Company will not provide any security for the notes.
     In the event of a Change of Control (as defined in the Indenture), each holder of the Notes may require the Company to repurchase some or all of its Notes at a repurchase price equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest and liquidated damages, if any to the date of purchase.
     If an Event of Default (as defined in the Indenture) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable, except that an Event of Default resulting from a bankruptcy or similar proceeding with respect to the Company or with respect to the Subsidiary Guarantors who, individually or as a group, would constitute a Significant Subsidiary (as defined in the Indenture) will automatically cause the Notes to become immediately due and payable without any declaration or other act on the part of the Trustee or any Note holders.
     In connection with the issuance of the Notes, on August 16, 2007, the Company and the Subsidiary Guarantors entered into a Registration Rights Agreement with the Initial Purchaser, attached hereto as Exhibit 4.5. The Company and the Subsidiary Guarantors have agreed to consummate a registered exchange offer for the Notes within 360 days after the date of the initial issuance of the Notes. The Company and the Subsidiary Guarantors have agreed to file and keep effective for a certain time period a shelf registration statement for the resale of the Notes if an exchange offer cannot be effected and under certain other circumstances. The Company will be required to pay additional interest on the Notes if it fails to timely comply with its obligations under the Registration Rights Agreement until such time as it complies.

     The summary of the foregoing transactions is qualified in its entirety by reference to the text of the related agreements, which are included as exhibits hereto and are incorporated herein by reference.
Amendments to Credit Facility
     On August 13, 2007, the Company’s subsidiary, Liggett Group LLC (“Liggett”), entered into an Amendment (the “Fifth Amendment”), as of August 10, 2007, to its Amended and Restated Loan and Security Agreement, dated as of April 14, 2004, with Wachovia Bank, N.A. (“Wachovia”). The $50.0 million credit facility is collateralized by all inventories and receivables of Liggett and a mortgage on its manufacturing facility. The Fifth Amendment provides an $8.0 million term loan to 100 Maple LLC (“Maple”), a subsidiary of Liggett, within the commitment under the existing credit facility (the “Mebane Loan’”). The Mebane Loan is secured by the existing collateral securing the credit facility, and is also secured by a lien on certain real property (the “Mebane Property”) owned by Maple. Pursuant to the Fifth Amendment, the Mebane Property also secures the other obligations of Liggett under the credit facility. The Mebane Loan does not increase the $50.0 million borrowing amount of the credit facility, but does increase the outstanding amounts under the credit facility by the $8.0 million loan amount and proportionately reduces the maximum borrowing availability under the facility. The Fifth Amendment extends the term of the facility from March 8, 2010 to March 8, 2012, subject to automatic renewal for additional one year periods unless a notice of termination is given by Wachovia or Liggett at least 60 days prior to such date or the anniversary of such date.
     On August 16, 2007, Liggett entered into an amendment (the “Sixth Amendment’”) to the Wachovia credit facility. The Sixth Amendment permits the guaranty of the Notes by each of Liggett and Maple and the pledging of certain assets of Liggett and Maple on a subordinated basis to secure their guarantees. The Sixth Amendment also amends the credit facility so as to grant to Wachovia a blanket lien on all the assets of Liggett and Maple, excluding any equipment pledged to current or future purchase money or other financiers of such equipment and excluding any real property, other than the Mebane Property and other real property to the extent its value is in excess of $5.0 million. In connection with the Sixth Amendment, on August 16, 2007, Wachovia, Liggett, Maple and the collateral agent for the holders of the Notes entered into an intercreditor agreement (the “Intercreditor Agreement”), attached hereto as Exhibit 99.1, pursuant to which the liens of the collateral agent on the Liggett and Maple assets will be subordinated to the liens of Wachovia on the Liggett and Maple assets.
     The foregoing description of the amendments to the credit facility is qualified in its entirety by reference to the Fifth Amendment, the Sixth Amendment, and the Intercreditor Agreement which are included as Exhibits 4.6, 4.7 and 99.1 hereto and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     See Item 1.01, which is incorporated herein by reference.
Item 8.01 Other Events.
     On August 16, 2007, the Company issued a news release, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference, announcing the completion of a $165.0 million debt offering.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
 The following Exhibits are filed herewith:

Exhibit 4.1	Indenture, dated as of August 16, 2007, between Vector Group Ltd., the subsidiary guarantors named therein and U.S. Bank National Association, as Trustee, relating to the 11% Senior Secured Notes due 2015, including the form of Notes.

Exhibit 4.2	Pledge Agreement, dated as of August 16, 2007, between VGR Holding LLC, as Grantor, and U.S. Bank National Association, as Collateral Agent.

Exhibit 4.3	Security Agreement, dated as of August 16, 2007, between Vector Tobacco Inc., as Grantor, and U.S. Bank National Association, as Collateral Agent.

Exhibit 4.4	Security Agreement, dated as of August 16, 2007, between Liggett Group LLC and 100 Maple LLC, as Grantors, and U.S. Bank National Association, as Collateral Agent.

Exhibit 4.5	Registration Rights Agreement, dated as of August 16, 2007, between Vector Group Ltd., the subsidiary guarantors named therein and Jefferies & Company, Inc.

Exhibit 4.6	Fifth Amendment, as of August 10, 2007, to Amended and Restated Loan and Security Agreement, dated as of April 14, 2004, by and between Wachovia Bank, N.A., as Lender, Liggett Group LLC., as Borrower, 100 Maple LLC and Epic Holdings Inc.

Exhibit 4.7	Sixth Amendment, dated as of August 16, 2007, to Amended and Restated Loan and Security Agreement, dated as of April 14, 2004, by and between Wachovia Bank, N.A., as Lender, Liggett Group LLC., as Borrower, 100 Maple LLC and Epic Holdings Inc.

Exhibit 99.1	Intercreditor Agreement, dated as of August 16, 2007, between Wachovia Bank, N.A., as ABL Lender, U.S. Bank National Association, as Collateral Agent, Liggett Group LLC, as Borrower, and 100 Maple LLC, as Loan Party.

Exhibit 99.2	Press release dated August 16, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2007	VECTOR GROUP LTD.
	By:	/s/ J. Bryant Kirkland III
		Name:	J. Bryant Kirkland III
		Title:	Vice President, Treasurer and Chief Financial Officer